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EXHIBIT 10.2

Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the performance guarantee remains in full force and effect notwithstanding the entering into of this seventh amendment.
Dated as of the 15th day of January, 2020.

WINTRUST FINANCIAL CORPORATION
By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Senior Executive Vice President and COO

By:	/s/Kathleen M. Boege
Name: Kathleen M. Boege
Title: Executive Vice President, General Counsel, & Corporate Secretary

Signature Page to Seventh Amending Agreement